SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 10/A
                               (Amendment No. 2)

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Delta Apparel, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


        Georgia                                            58-2508794
(State or Other Jurisdiction of                           (IRS Employer
 Incorporation or Organization)                          Identification No.)


 3355 Breckinridge Blvd., Suite 100, Duluth, GA                 30096
(Address of Principal Executive Offices)                      (Zip Code)

                                 (770) 806-6800
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


     Securities to be registered pursuant to Section 12(b) of the Act:


      Title of Each Class                        Name of Each Exchange on Which
      To Be So Registered                        Each Class Is To Be Registered
      -------------------                        ------------------------------

      Common Stock, par value $0.01              American Stock Exchange
      Common Stock Purchase Rights               American Stock Exchange


     Securities to be registered pursuant to Section 12(g) of the Act:

           None



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

     Except as otherwise indicated below, the information required to be contained in this Registration Statement on Form 10/A of Delta Apparel, Inc., a Georgia corporation ("Delta Apparel" or "the Company"), is contained in the Information Statement included as Exhibit 99.1 hereto (the "Information
Statement") and is incorporated herein by reference from that document as specified below. Below is a list of the items of information required by the instructions to Form 10 and the locations in the Information Statement where such information can be found if not otherwise included below.

ITEM 1. BUSINESS.

     See  "Business of Delta Apparel"

          "Management's Discussion and Analysis of Financial Condition and Results of Operations - First Six Months of Fiscal Year 2000 versus First Six Months of Fiscal Year 1999 - Order Backlog"

ITEM 2. FINANCIAL INFORMATION.

     See  "Summary -- Selected Historical Financial Data"
          "Management's Discussion and Analysis of Financial Conditions and Results of Operations" ("MD&A")
          "MD&A -- Quantitative and Qualitative Disclosures About Market Risk"

ITEM 3. PROPERTIES.

     See  "Business of Delta Apparel -- Properties"

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     See  "Security Ownership of Significant Beneficial Owners and Management"

ITEM 5. DIRECTORS AND OFFICERS.

     See  "Management of Delta Apparel -- Directors"
          "Management of Delta Apparel -- Executive Officers"

ITEM 6. EXECUTIVE COMPENSATION.

     See  "Management of Delta Apparel -- Management Compensation"

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     See "Relationships Among Delta Apparel, Delta Woodside and Duck Head" "Interests of Directors and Executive Officers in the Delta Apparel
           Distribution"

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



ITEM 8. LEGAL PROCEEDINGS.

     See  "Business of Delta Apparel -- Legal Proceedings"

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     See  "Trading Market"
          "MD&A -- Dividends and Purchases by Delta Apparel of its Own Shares"

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

     See "Description of Delta Apparel Capital Stock - Recent Sales of Unregistered Securities"

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     See  "Description of Delta Apparel Capital Stock"

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     See "Description of Delta Apparel Capital Stock -- Limitation on Liability of Directors" and "-- Indemnification of Directors"

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     See  Unaudited Pro Forma Combined Financial Statements
          Audited Combined Financial Statements
          Unaudited Condensed Combined Financial Statements

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

          Not applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements

               See  Index to Financial Statements
                    Exhibit 99.2*

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

          (b)  Exhibits.

               2.1  Distribution   Agreement   by  and  among   Delta   Woodside
                    Industries, Inc, DH Apparel Company, Inc. (to be renamed Duck Head Apparel Company, Inc.) and the Company.*

               3.1  Articles of Incorporation of the Company. *

               3.2.1 Bylaws of the Company. *

               3.2.2Amendment  to  Bylaws of the  Company  adopted  January  20,
                    2000.*

               3.2.3Amendment  to Bylaws of the  Company  adopted  February  17,
                    2000.*

               4.1  See Exhibits 3.1, 3.2.1, 3.2.2 and 3.2.3.

               4.2 Specimen certificate for common stock, par value $0.01 per share, of the Company.

               4.3 Shareholder Rights Agreement, dated January 27, 2000, by and among the Company and First Union National Bank.*

               10.1 See Exhibits 2.1 and 4.3.

               10.2 Tax  Sharing   Agreement   by  and  among   Delta   Woodside
                    Industries, Inc., Duck Head Apparel Company, Inc. and the Company.*

               10.3.1 Letter  dated  December  14,  1998,  from  Delta  Woodside
                    Industries, Inc. to Robert W. Humphreys: Incorporated by reference to the Form 10-Q/A of Delta Woodside Industries, Inc. for the quarterly period ended December 26, 1998 (Commission File No. 1-10095).

               10.3.2  Letter  dated  April  22,  1999,   from  Delta   Woodside
                    Industries, Inc. to Robert W. Humphreys: Incorporated by reference to the Form 10-K of Delta Woodside Industries, Inc. for the fiscal year ended July 3, 1999 (Commission File No. 1-10095).

               10.4 Delta Apparel,  Inc. 2000 Stock Option Plan, Effective as of
                    February 15, 2000, Amended & Restated March 15, 2000.*

               10.5 Delta Apparel,  Inc.  Incentive Stock Award Plan,  Effective
                    February 15, 2000, Amended & Restated March 15, 2000.*

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

               10.6 Delta  Apparel,  Inc.  Deferred  Compensation  Plan  for Key
                    Managers.*

               10.7 Form of Amendment of Certain Rights and Benefits Relating to
                    Stock Options and Deferred Compensation by and between Delta Woodside Industries, Inc., the Company and certain pre-spin-off Delta Woodside Industries, Inc, plan participants. * (Several persons will sign substantially identical documents. A schedule listing director and officer signatories will be filed by amendment.)

               21.1 Subsidiaries of the Company.*

               27.1 Financial Data Schedule (electronic filing only).

               99.1 Information Statement of Delta Apparel, Inc.

               99.2 Valuation and Qualifying Accounts

               *    Previously filed with initial filing or Amendment No. 1


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

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     DELTA APPAREL, INC.

Date: May 2, 2000                        By: /s/ Herbert M. Mueller
      --------------                     --------------------------------
                                         Herbert M. Mueller
                                         Vice President, Chief Financial Officer
                                         and Treasurer


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

                                    EXHIBITS

2.1 Distribution Agreement by and among Delta Woodside Industries, Inc, DH Apparel Company, Inc. (to be renamed Duck Head Apparel Company, Inc.) and the Company.*

3.1  Articles of Incorporation of the Company. *

3.2.1 Bylaws of the Company. *

3.2.2 Amendment to Bylaws of the Company adopted January 20, 2000.*

3.2.3 Amendment to Bylaws of the Company adopted February 17, 2000.*

4.1  See Exhibits 3.1, 3.2.1, 3.2.2 and 3.2.3.

4.2 Specimen certificate for common stock, par value $0.01 per share, of the Company.

4.3 Shareholder Rights Agreement, dated January 27, 2000, by and among the Company and First Union National Bank.*

10.1 See Exhibits 2.1 and 4.3.

10.2 Tax Sharing Agreement by and among Delta Woodside Industries, Inc., Duck Head Apparel Company, Inc. and the Company.*

10.3.1 Letter dated December 14, 1998, from Delta Woodside Industries, Inc. to Robert W. Humphreys: Incorporated by reference to the Form 10-Q/A of Delta Woodside Industries, Inc. for the quarterly period ended December 26, 1998 (Commission File No. 1-10095).

10.3.2 Letter dated April 22, 1999, from Delta Woodside Industries, Inc. to Robert W. Humphreys: Incorporated by reference to the Form 10-K of Delta Woodside Industries, Inc. for the fiscal year ended July 3, 1999 (Commission File No. 1-10095).

10.4 Delta Apparel, Inc. 2000 Stock Option Plan, Effective as of February 15, 2000, Amended & Restated March 15, 2000.*

10.5 Delta Apparel, Inc. Incentive Stock Award Plan, Effective February 15, 2000, Amended & Restated March 15, 2000.*

10.6 Delta Apparel, Inc. Deferred Compensation Plan for Key Managers.*

10.7 Form of Amendment of Certain Rights and Benefits Relating to Stock Options and Deferred Compensation by and between Delta Woodside Industries, Inc., the Company and certain pre-spin-off Delta Woodside Industries, Inc, plan participants. * (Several persons will sign substantially identical documents. A schedule listing director and officer signatories will be filed by amendment.)

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



21.1 Subsidiaries of the Company.*

27.1 Financial Data Schedule (electronic filing only).

99.1 Information Statement of Delta Apparel, Inc.

99.2 Valuation and Qualifying Accounts

*    Previously filed with initial filing.


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